Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 31, 2011, relating to the consolidated financial statements of GraphOn Corporation, appearing in the Annual Report on Form 10-K of GraphOn Corporation for the year ended December 31, 2010.

/s/ Macias Gini & O'Connell LLP
Macias Gini & O'Connell LLP
Sacramento, California

September 29, 2011